SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BERLITZ INT'L., INC.

                    GAMCO INVESTORS, INC.
                                 4/09/01            2,000            14.4500
                                 2/27/01            2,000            13.2000
                    GABELLI ASSOCIATES LTD
                                 4/17/01            5,900            14.4626
                                 4/09/01            4,000            14.4500
                                 4/06/01            1,500            14.3600
                    GABELLI ASSOCIATES FUND
                                 4/17/01            6,000            14.4626
                                 4/09/01            4,000            14.4500
                                 4/06/01            1,500            14.3600
                                 4/05/01            2,000            14.3250


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.